                                  Exhibit 23.1

            Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-74720, 33-80852, 333-09095, 333-44667, 333-44669, 333-36639,
33-92900, 333-00500, 333-36645 and 333-84199) pertaining to the 1989 Stock
Plan, 1993 Employee Stock Purchase Plan, 1993 Employee Stock Bonus Plan, 1994 Non-Employee Directors' Stock Option Plan, 1997 Equity Incentive Plan and 1997 Non-Officer Equity Incentive Plan of Axys Pharmaceuticals, Inc. of our report dated February 18, 2000 with respect to the consolidated financial statements of Axys Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                        ERNST & YOUNG LLP


Palo Alto, California
March 7, 2000